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                                                        Draft--September 3, 1997

                            RSL COMMUNICATIONS, LTD.
                            1997 STOCK INCENTIVE PLAN

1.  Purpose

                  The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by

             (a) motivating superior performance by means of performance-related incentives,

             (b) encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Employees and

             (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2.  Definitions

                  "Award" shall mean any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in
Section 11(b).

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete, in each case with respect to the Company or any Subsidiary, regarding confidentiality of information of the Company or any Subsidiary or nonsolicitation or hiring of employees of the Company or any Subsidiary.


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                  "Code" shall mean the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                  "Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

                  "Common Stock" shall mean the Class A common shares, par value $|X| per share, of the Company.

                  "Company" shall mean RSL Communications, Ltd., a Bermuda corporation, and any successor thereto.

                  "Deferred Annual Amount" shall mean, with respect to any year, the amount of compensation that a Participant elects to defer in exchange for an award of Elective Units as determined pursuant to Section 9 hereof.

                  "Deferred Stock" shall mean a contractual right to receive a share of Common Stock at the time and subject to the conditions set forth in
Section 9 hereof.

                  "Disability" shall mean long-term disability as defined under the terms of the Company's applicable long term disability plans or policies.

                  "Disinterested Director" shall mean a director of the Company who is both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

                  "Early Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate, but actuarially reduced, retirement benefit under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

                  "Elective Units" shall mean an award of Deferred Stock made pursuant to Section 9 in respect of a Participant's Deferred Annual Amount.

                  "Eligible Employee" shall mean each Executive Officer and each other key employee of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.


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                  "Employment" shall mean, for purposes of Sections 5(e), 7(b)
and 8(b), continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine)

any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Executive Officer" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

                  "Fair Market Value" shall mean, on any date, the average of the closing price of a Share as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) over the preceding twenty business days. Notwithstanding the foregoing, (i) in the case of any Award made on the date of the initial public offering of the Company's Common Stock, "Fair Market Value" on such date shall be the price at which the Company's Common Stock is sold to the public in such initial public offering and
(ii) in the case of an Incentive Stock Option, "Fair Market Value" shall, on any date, mean the average of the bid and asked price of a Share reported on the NASDAQ/NMS (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) on such date.

                  "Incentive Stock" shall mean any Award of Common Stock granted under Section 8 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

                  "Incentive Stock Option" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

                  "Incentive Unit" shall mean any Award of a contractual right granted under Section 8 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.


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                  "Nonstatutory Stock Option" shall mean an Option which is not intended to be an Incentive Stock Option.

                  "Normal Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

                  "Option" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

                  "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

                  "Plan" shall mean the RSL Communications, Ltd. 1997 Stock Option Plan, described herein, and as may be amended from time to time.

                  "Reload Option" shall have the meaning ascribed thereto in
Section 5(f).

                  "Restricted Period" shall mean the period during which a grant of Incentive Stock, Restricted Stock, Incentive Units or Restricted Units is subject to forfeiture.

                  "Restricted Stock" shall mean any Award of Common Stock granted under Section 7 which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

                  "Restricted Unit" shall mean any Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

                  "Share" shall mean a share of Common Stock.

                  "Stock Appreciation Right" shall mean a contractual right granted under Section 6 to receive cash, Common Stock or a combination thereof.

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                  "Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

                  "Supplemental Units" shall mean an award of Deferred Stock made pursuant to Section 9 with respect to a number of shares in excess of the number of shares corresponding to the Participant's Elective Units.

3.  Administration

                  The Plan shall be administered by the Committee which shall consist of at least two Directors of the Company chosen by the Board each of whom is a Disinterested Director. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

4.  Maximum Amount of Shares Available for Awards

                  (a) Maximum Number of Shares. The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of [____________]* shares of Common Stock. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of shares actually issued shall be counted against the foregoing limit.

                  (b) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from Shares held in the Company's treasury and not reserved for some other purpose. In addition, if any Award in respect of Shares is canceled or forfeited for any reason without

--------
*        7.0% of fully diluted shares, exclusive of employee and director plans.


                                       5

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delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

                  (c) Adjustments Upon Certain Events. In the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Options under Section 4(a) or subject to outstanding Options and the respective prices applicable to outstanding Options shall be appropriately adjusted.

                  (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Options to be awarded to an Eligible Employee pursuant to Section 5.


5.  Stock Options

                  (a) Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options in any single calendar year for more than 500,000 shares of Common Stock, as such number may be adjusted pursuant to
Section 4(c). The Committee shall have the authority to grant Incentive Stock Options or Nonstatutory Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with
Section 422 of the Code and the regulations thereunder.

                  (b) Option Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall, unless the Committee shall determine otherwise, initially equal the Fair Market Value of the Common Stock at the date of grant and shall be increased on the first day of each calendar quarter, by an amount, compounded annually, based on the yield to maturity of United States Treasury Securities having a maturity approximately equal to the term of such Option on the date that such Option is granted. Notwithstanding the foregoing, (i) the exercise


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price at the time an Option is granted shall not be less than the Fair Market
Value of the Common Stock at the date of grant and (ii) in the case of an Incentive Stock Option issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price at the time of such Incentive Stock Option at the time such Incentive Stock Option is granted to such individual shall equal at least 110% of the Fair Market Value of the Common Stock at the date of grant.

                  (c) Option Term. If not previously exercised each Option shall expire upon the seventh (7th) anniversary of the date of the grant thereof or, upon the earlier termination of the Participant's Employment (or, if applicable, on the day following the last day on which such Option is exercisable under
Section 5(e) below), provided that (i) the Committee may establish a shorter term for an Option at the time of the grant of such Option and (ii) in the case of an Incentive Stock Option issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall expire on the fifth (5th) anniversary of the date of grant.

                  (d) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable on a cumulative basis in three equal annual installments commencing on the first anniversary of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including without limitation, any conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor and of applicable taxes as provided in Section 11(a) below. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) and that are not the subject of any pledge or other security interest, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

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                  (e) Termination of Employment. Unless the Committee shall
otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 5(e). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

                  (f) Reload Options. The Committee may provide that a Participant (or, if applicable, his permitted transferee) who delivers shares of Common Stock that have been owned by such Participant (or permitted transferee) for any minimum period of time specified by the Committee to exercise an Option

(when the fair market value of Common Stock exceeds the exercise price of such Option) will automatically be granted new Options ("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall initially be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

6.  Stock Appreciation Rights

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                  (a) Grant of SARs. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 5(b).

                  (b) Exercise of SARs. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.

7.  Restricted Stock and Restricted Units

                  (a) Grant of Restricted Stock or Restricted Units. The Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the

Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

                  (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 7(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii)

Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Restricted Stock or Restricted Units shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of Common Stock subject to such Award times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period). Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

                  (c) Delivery of Shares. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 11(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such award.

                  (d) Restricted Period; Restrictions on Transferability during Restricted Period. Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any award of Restricted Stock or Restricted Units shall lapse, and the shares related to such award shall become freely transferable, on the third anniversary of the date of grant. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

                  (e) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

8.  Incentive Awards

                  (a) Incentive Stock and Incentive Units. Subject to the provisions of the Plan, the Committee shall have the authority to grant Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives may be related to the performance of (i) the Company, (ii) a Subsidiary, (iii) a division or unit of the Company or any Subsidiary, (v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. Unless the Committee otherwise determines at the time of grant of Incentive Stock or Incentive Units to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) consolidated earnings before income taxes, depreciation and amortization; (ii) revenues; (iii) earnings per share; (iv) net income; (v) gross profit margin; (vi) maximum capital expenditures; (vii) return on equity; and/or (viii) return on total capital. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Incentive Stock or Incentive Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Incentive Stock or Incentive Units or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

                  (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Incentive Stock or Incentive Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 8(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives times a fraction, the numerator of which is the number of days employed during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days employed since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period); provided that, any portion of any Incentive Stock or Incentive Unit award that does not become vested as of the times set forth in this sentence shall be forfeited at such times. In all other cases, any portion of any award of Incentive Stock or Incentive Units that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

                  (c) Awards Nontransferable. Incentive Stock or Incentive Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the

Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

                  (d) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Incentive Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Incentive Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Incentive Units, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Incentive Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

                  (e) Interpretation. Notwithstanding anything else contained in this Section 8 to the contrary, if any award of Incentive Stock or Incentive Units is intended, at the time of grant, to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Section 8 with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

9.  Deferred Stock

                  (a) Deferred Stock Awards. On such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof a number of Elective Units equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Annual Amount by (y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Elective Units awarded to the Participant. To the extent the Committee so determines, a Participant who receives an award of Elective Units shall receive that number of Supplemental Units equal to the greatest whole number which may be obtained by dividing (x) such percentage of the Deferred Annual Amount as is determined by the Committee at the date of grant by (y) the Fair Market Value of a share of Common Stock on the date of grant.

                  (b) Rights as a Stockholder; Dividend Equivalents. A Participant shall not have any right in respect of Deferred Stock awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

                  (c) Vesting of Deferred Stock Unit Awards. The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the third anniversary of the date the corresponding Deferred Annual Amount would have been paid absent the Participant's election to defer provided the Participant remains in the continuous employ of the Company or a Subsidiary through such date.

Notwithstanding the foregoing, the Committee may accelerate the vesting of any Deferred Stock Unit award at or after the date of grant.


                  (d) Settlement of Deferred Stock. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Elective Unit (and related Dividend Equivalents) as of the date of such Participant's termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Supplemental Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of employment with the Company and the Subsidiaries, other than any such termination for Cause, on the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Supplemental Units (and related Dividend Equivalents) credited to his account. The Committee may provide in the Award Agreement applicable to any Incentive Award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of the vested portion of such Deferred Stock Unit, the Committee may direct the Company to pay to the Participant the cash balance of such Deferred Stock.

10.  Stock in Lieu of Cash

                  The Committee may grant Awards or shares of Common Stock in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company (subject to any applicable limitations in such bonus or incentive compensation plan). If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

11.  General Provisions

                  (a) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

                  (b) Awards. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto (each, an "Award Agreement").

                  (c) Nontransferability. No Award shall be transferable by a Participant otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (i) permitted by the Committee (on such terms as it shall establish) or (ii) if the Option agreement pursuant to which an Award is made so provides, to (A) the spouse, children or grandchildren of such Participant (collectively, "Family Members"), (B) a trust or trusts for the exclusive benefit of such Family Members, or (C) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar pro cess, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

                  (d) Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock or Incentive Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

                  "The shares of stock represented by this certificate are subject to the terms and conditions contained in the RSL Communications, Ltd. 1997 Stock Incentive Plan and the Award Agreement, dated as of _____, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 11(c) of the Plan or in such Award Agreement) until _______________."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock or Incentive Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.


                  (e) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

                  (f) No Rights to Awards, No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

                  (g) Effective Date. Subject to the approval of the shareholders of the Company (which shall be sought by the Company if so authorized by the Board), the Plan shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after the expiration of ten years from the date this Plan is adopted.

                  (h) Amendment of Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

         (1) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

         (2)      change the price at which Options may be granted; or

         (3)      remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

                  (i) Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

                  (j) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange or similar listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

                  (k) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                  (l) Governing Law. This Plan shall be construed and enforced according to the laws of Bermuda.